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                                                                   Exhibit 3-174
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                                                               INB
                                                              FILED
                                                           OCT 11 1994
                                                            10-11-94
                                                         LONNA R. HOOKS
                                                       Secretary of State
                                                             0959257


                          CERTIFICATE OF INCORPORATION

                                       OF

                             F.L. ASSOCIATES, INC.

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   The undersigned, being over the age of eighteen years, in order to form a corporation pursuant to the provisions of the New Jersey Business Corporation Act, does hereby certify:

   FIRST:   The name of the corporation is F.L. Associates, Inc. (the
"Corporation").

   SECOND: The purpose for which the Corporation is organized is to engage in any activities within the purposes for which corporations may be organized under the New Jersey Business Corporation Act.

   THIRD:   The aggregate number of shares of all classes of stock which the
Corporation shall have authority to issue is One Hundred (100), all of which shall be common shares having a par value of $0.01 per share.

   FOURTH: The address of the Corporation's initial registered office is c/o The Multicare Companies, Inc., 411 Hackensack Avenue, Hackensack, New Jersey 07601, and the name of the Corporation's initial registered agent at such address is Paul J. Klausner.

   FIFTH:   The number of directors constituting the first board is three, and the names and addresses of the persons who are to serve as such directors are:


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
                NAME                                    ADDRESS
             Moshael J. Straus                      411 Hackensack Avenue
                                                    Hackensack, New Jersey 07601
             Daniel E. Straus                       411 Hackensack Avenue
                                                    Hackensack, New Jersey 07601
             Paul J. Klausner                       411 Hackensack Avenue
                                                    Hackensack, New Jersey 07601


   The by-laws shall specify the number of directors other than the first board. Any directorship to be filled by reason of vacancy, however caused, or by an increase in the number of directors shall be filled by the directors.

   SIXTH:   The initial by-laws of the Corporation shall be adopted by the first board and such by-laws shall be deemed to have been adopted by the shareholders of the Corporation. Thereafter the board shall have the power to make, alter and repeal by-laws, except as otherwise provided by law.

   SEVENTH: A director or officer of the Corporation shall not be personally liable to the Corporation or its shareholders for damages for breach of any duty owed to the Corporation or its shareholders, except that a director or officer shall not be relieved from liability for any breach of duty based upon an act or omission (a) in breach of such person's duty of loyalty to the Corporation or its shareholders, (b) not in good faith or involving a knowing violation of law or (c) resulting in receipt by such person of an improper personal benefit.

   EIGHTH:  (1)   As used in this Section, the following words and terms shall have the following meanings:

                  (a) "corporate agent" means any person who is or was a director, officer, employee or agent of the Corporation or of any constituent corporation absorbed by the Corporation in a consolidation or merger and any person who is or was a director, officer, trustee, employee or agent of any other enterprise, serving as such at the request of the Corporation, or of any such constituent corporation, or the legal representative or any such director, officer, trustee, employee or agent;


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                                                                               3

                  (b) "other enterprise" means any domestic or foreign corporation, other than the Corporation, and any partnership, joint venture, sole proprietorship, trust or other enterprise, whether or not for profit, served by a corporate agent;

                  (c) "expenses" means reasonable costs, disbursements and counsel fees;

                  (d) "liabilities" means amounts paid or incurred in satisfaction of settlements, judgments, fines and penalties;

                  (e) "proceeding" means any pending, threatened or completed civil, criminal, administrative or arbitrative action, suit or proceeding, and any appeal therein and any inquiry or investigation which could lead to such action, suit or proceeding; and

                  (f) references to "other enterprises" include employee benefit plans, references to "fines" include any excise taxes assessed on a person with respect to an employee benefit plan; and references to "serving at the request of the Corporation" include any service as a corporate agent which imposes duties on, or involves services by, the corporate agent with respect to an employee benefit plan, its participants, or beneficiaries; and a person who acted in good faith and in a manner the person reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner "not opposed to the best interests of the Corporation" as referred to in this section.


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            (2)   The Corporation shall indemnify each corporate agent against his or her expenses and liabilities in connection with any proceeding involving the corporate agent by reason of his or her being or having been such a corporate agent, including a proceeding by or in the right of the Corporation, if:

                  (a) such corporate agent acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation; and

                  (b) with respect to any criminal proceeding, such corporate agent had no reasonable cause to believe his conduct was unlawful. The termination of any proceeding by judgment, order, settlement, conviction or upon a plea of nolo contendere or its equivalent, shall not of itself create a presumption that such corporate agent did not meet the applicable standards of conduct set forth in the preceding paragraphs (a) and (b).

            (3) The Corporation shall indemnify each corporate agent against his or her expenses in connection with any proceeding by or in the right of the Corporation to procure a judgment in its favor which involves the corporate agent by reason of his or her being or having been such corporate agent, if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the Corporation. However, in such proceeding no indemnification shall be provided in respect of any claim, issue or matter as to which such corporate agent shall have been adjudged to be liable to the Corporation, unless and only to the extent that the Superior Court or the court in which such proceeding was brought shall determine upon application that despite the adjudication of liability, but in view of all circumstances of the case, such corporate agent is fairly and reasonably entitled to indemnity for such expenses as the Superior Court or such other court shall deem proper.

            (4) The Corporation shall indemnify each corporate agent against expenses to the extent that such corporate agent has been successful on the merits or otherwise in any proceeding referred to in the preceding sections (2) and (3) or in defense of any claim, issue or matter therein.


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            (5)   Any indemnification under section (2) and, unless ordered by a court, under section (3), shall be made by the Corporation only as authorized in a specific case upon a determination that indemnification is proper in the circumstances because the corporate agent met the applicable standard of conduct set forth in the preceding section (2) or (3). Such determination shall be made:

                  (a) by the board of directors or a committee thereof, acting by a majority vote of a quorum consisting of directors who were not parties to or otherwise involved in the proceeding; or

                  (b) if such a quorum is not obtainable, or, even if obtainable and such quorum of the board of directors or committee by a majority vote of the disinterested directors so directs, by independent legal counsel, in a written opinion, such counsel to be designated by the board of directors; or

                  (c) by a majority vote of the shareholders of the Corporation.

            (6) Expenses incurred by a corporate agent in connection with a proceeding shall be paid by the Corporation in advance of the final disposition of the proceeding as authorized by the board of directors upon receipt of an undertaking by or on behalf of the corporate agent to repay such amount if it shall ultimately be determined that he or she is not entitled to be indemnified as provided in this section.

            (7) The indemnification and advancement of expenses provided by or granted support pursuant to the provisions hereof shall not exclude any other rights, including the right to be indemnified against liabilities and expenses incurred in proceedings by or in the right of the Corporation, to which a corporate agent may be entitled under any amendment hereto, or any by-law, agreement, vote of shareholders or otherwise; provided that no indemnification shall be made to or on behalf of a corporate agent if a judgment or other final adjudication adverse to the corporate agent establishes that his or her acts or omissions (a) were in breach of his or her duty of loyalty to the Corporation or its shareholders, as defined in subsection (3) of N.J.S.A. 14A:2-7, (b) were not in good faith or involved a knowing violation of law or (c) resulted in receipt by the corporate agent of an improper personal benefit.


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                                                                               6


            (8) The Corporation shall have the power to purchase and maintain insurance on behalf of any corporate agent against any expenses incurred in any proceeding and any liabilities asserted against him or her by reason of his or her being or having been a corporate agent, whether or not the Corporation would have the power to indemnify him or her against such expenses and liabilities under the provisions hereof or otherwise. The Corporation may purchase such insurance from, or such insurance may be reinsured in whole or in part by, an insurer owned by or otherwise affiliated with the Corporation, whether or not such insurer does business with other insurers.

            (9) This Article EIGHTH does not limit the Corporation's power to pay or reimburse expenses incurred by a corporate agent in connection with the corporate agent's appearance as a witness in a proceeding at a time when the corporate agent has not been made a party to a proceeding.

            (10) The rights to indemnification and reimbursement or advancement of expenses provided by, or granted pursuant to, this Article ElGHTH shall continue as to a person who has ceased to be a corporate agent and shall inure to the benefit of the executors, administrators, legatees and distributees of such person.

            (11) The provisions of this Article EIGHTH shall be a contract between the Corporation, on the one hand, and each corporate agent who serves in such capacity at any time while this Article EIGHTH is in effect, on the other hand, pursuant to which the Corporation and each such corporate agent intend to be legally bound. No repeal or modification of this Article EIGHTH shall affect any rights or obligations with respect to any state of facts then or theretofore existing or thereafter arising or any proceeding theretofore or thereafter brought or threatened based in whole or in part upon any such state of facts.


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            (12)  The rights to indemnification and reimbursement or advancement of expenses provided by, or granted pursuant to, this Article EIGHTH shall be enforceable by any person entitled to such indemnification or reimbursement or advancement of expenses in any court of competent jurisdiction. Such a person shall also be indemnified for any expenses incurred in connection with successfully establishing his or her right to such indemnification or reimbursement or advancement of expenses, in whole or in part, in any such proceeding.

            (13) Any corporate agent serving in any capacity (i) for another corporation of which a majority of the shares entitled to vote in the election of its directors is held, directly or indirectly, by the Corporation or (ii) any employee benefit plan of the Corporation or any corporation referred to in clause (i), shall be deemed to be doing so at the request of the Corporation.

   NINTH:   The name and address of the incorporator is:

        Mara L. Pollack, Esq.
        The Multicare Companies, Inc.
        411 Hackensack Avenue
        Hackensack, New Jersey 07601

            IN WITNESS WHEREOF, the undersigned has set his hand this 6th day of October, 1994.

                                                      /s/ Mara L. Pollack
                                                      --------------------------
                                                      Mara L. Pollack


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                                                                  60.00 CGN

                                                                     FILED
                                                                  MAY 9 1997
                                                                LONNA R. HOOKS
                                                              Secretary of State


                            CERTIFICATE OF AMENDMENT

                                       OF

                             F.L. ASSOCIATES, INC.

                Pursuant to Title 14A:9-4 Corporations, General
                           of the New Jersey Statutes

   The undersigned corporation hereby certifies as follows:

   FIRST:   The name of the corporation is:

                               F.L. Associates, Inc.

   SECOND: The amendment to the Certificate of Incorporation effected hereby is as follows:

      The first paragraph of the Certificate of Incorporation of the corporation is amended to read in its entirety as follows:

            "FIRST:   The name of the corporation is Health Resources of Troy
      Hills, Inc. (the "Corporation")".

   THIRD:   This amendment was adopted by the shareholders on the 6th day of
May, 1997.

   FOURTH: At the time the amendment was adopted, there were 100 shares outstanding and entitled to vote thereon.

   FIFTH:   The number of shares voted for said adoption is 100 and the number of shares voted against said adoption is 0.

   EXECUTED on behalf of the corporation this 6th day of May, 1997.


                                                     F.L. ASSOCIATES, INC.
                                                     By: /s/ Bradford C. Burkett
                                                     ___________________________
                                                     Name: Bradford C. Burkett
                                                     Title:  Vice President